EXHIBIT 10.1

Portions of this Exhibit that contain certain non-material information that is of the type that the Company treats as confidential have been omitted. The information which has been omitted is indicated by brackets “☐” and consists of the information in Exhibit B

YESWAY SCAN BASED TRADING AGREEMENT

This Scan Based Trading Agreement (the “Agreement”) is made as of March 3, 2023 by and between GPO Plus, Inc. a, Nevada Corporation SYMBOL: GPOX, with offices at 3571 E. Sunset Road, #300, Las Vegas, NV 89120 (“GPO”), and BW Gas & Convenience Retail, LLC, d/b/a Yesway and Allsup’s, a Delaware corporation, with offices at 2301 Eagle Parkway, Suite 100, Fort Worth, Texas 76177 (“Yesway”). GPO and Yesway may be referred to individually as a “Party” and together as the “Parties”).

WHEREAS, The Parties desire for GPO to sell certain products to Yesway for resale at those certain Yesway store(s) identified as Locations in Exhibit A attached hereto, as may be amended by the Parties from time to time (the “Locations” and each a “Location”) on a Scan Based Trading (“SBT”) basis pursuant to which GPO will retain title and specified risk of loss to such products, until such time the products are scanned at the check-out register or point-of-sale system (“POS”) of a Location and sold to a customer.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Scope. This Agreement will apply to all purchases of those certain products identified in Exhibit B attached hereto (the “Products”) by Yesway from GPO (or Products supplied by GPO directly to Yesway through distributors) on the SBT program. Supplier acknowledges that it is a non-exclusive supplier of the Products. This Agreement will apply to and supersede any agreements or terms, whether written or verbal, between Yesway and GPO now existing or entered into hereafter. GPO hereby expressly agrees that no terms or conditions in any acceptance, acknowledgement, invoice, allowance agreement, order, or other document, or expressed orally, which are inconsistent with, different from, or in addition to this Agreement will be binding upon Yesway unless agreed to in writing and signed by a duly authorized officer of Yesway. In the case of a conflict between any of the terms and conditions in this Agreement and the terms and conditions in any other agreement or document related to or in connection with the Products, the terms and conditions in this Agreement will control.

2. SBT PROGRAM; INVENTORY MANAGEMENT; TERMS OF SALE.

2.1 SBT Program. Products supplied by GPO to any Locations hereunder will be held by Yesway on a consignment basis. Until such time that GPO’s Products are purchased at retail by Yesway’s customers, all Products will remain the sole and exclusive property of GPO. Yesway will be responsible to collect and forward all scanned product sales data and issue payment to GPO based on the scanned retail sales of the Product and the Purchase Price under this Agreement in the manner agreed upon by the Parties and/or described in this Agreement. GPO covenants that for all Products delivered hereunder: 1) the UPC on the labels or packaging for all Products will be imprinted in an accurately scannable manner; and 2) the UPC information will be correctly assigned to the Products. Yesway will use commercially reasonable efforts to provide a daily retail sales activity report for Products sold by Location and transaction date (the “Sales Data”) to GPO via electronic means. Upon receipt of the Sales Data, SELLER will generate and provide to Yesway an invoice for each Location for the Products sold at such Location on the transaction date through iControl. Payment for invoiced Product will be made in accordance with Section 3 below. GPO acknowledges and agrees that Yesway will not be liable for any pricing errors related to the UPC codes that are beyond the control of Yesway (e.g., printing error on packaging, incorrect UPC codes provided by GPO) and which result in the failure of the UPC codes to scan properly at Yesway’s POS system. GPO also acknowledges that events beyond Yesway’s reasonable control may prevent Yesway from retrieving daily sales information from one or more Locations. In the event that the sales information is retrieved after the original sales day, the sales information will be sent to the GPO with the original sales date. In the event of lost data, both parties will calculate sales based on the most current information available, or subject to any reasonable estimate. This will include a physical inventory of the stores so sales can be approximated based on current inventory variance.

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2.2 Delivery of Product; Inventory Management. GPO is responsible for delivering, stocking, merchandising, rotating, and marketing its in-date, saleable Products. GPO will directly stock its Products in the space in each Location that has been designated by Yesway for GPO’s Products. All Products delivered hereunder must fit in the fixture area (or if no fixtures, in the floor area) designated by Yesway for the applicable Location. GPO is responsible for keeping Locations adequately stocked with Products at all times. No substitutions for any Products may be made by GPO unless Yesway has provided its prior consent to the substitution. Sales Data provided by Yesway to GPO in accordance with this Agreement will allow GPO to maintain each Location’s inventory of Products at a level sufficient for Yesway to meet the needs of its customers. Yesway will not be responsible for inventory or otherwise counting any Products in Locations. Any such inventories will be the responsibility of GPO at its expense. In the event that Yesway’s personnel notice any damaged, out-of-date or other non-saleable Products, the GPO will be contacted for a return authorization at GPO’s sole expense. GPO will see that corresponding replacement Product is delivered to the applicable Location(s) (at GPO’s sole expense).

2.3 Discontinued and New Products. The Parties agree to follow these procedures with respect to existing, new, and discontinued products. All product information and cost changes must be sent electronically to Yesway’s Category Manager:

(a) Yesway will provide GPO not less than thirty (30) days’ notice of its election to discontinue the sale of any individual Product or any Product program. Following notice of any discontinued individual product or Product program, Yesway will continue to carry such discontinued Product and/or Product program in its set-up and the product and/or Product program will remain active in the Yesway’s system. GPO will manage inventory of that individual Product and/or Product program during the sixty day sell-off period with the goal of zero inventory at the end of that period, provided, however that at the conclusion of the sixty (60) days’ sell-off period, and upon actual discontinuation of the Product and/or Product program, GPO, at its sole cost and expense, will immediately remove any remaining inventory of such Product.

(b) For all new products which GPO proposes to add to the Products listed in Exhibit B, GPO will present such product to Yesway at least thirty (30) days’ in advance of the proposed addition to the Products list, along with a proposed price for such product. Yesway may elect, in its sole discretion to accept such new product as part of the Products or not.

2.4 Pricing. Prices for the Products purchased by Yesway from GPO will be in accordance with the pricing as further detailed on Exhibit B attached hereto and constitute the total price for the Products (“Purchase Price”). All prices are expressed in US dollars unless otherwise expressly agreed to in writing by Yesway. Unless otherwise agreed in writing, the Purchase Price includes all federal, state and local taxes, tariffs, import duties, commissions, and other charges, except taxes GPO is required by law to collect from Yesway. All such taxes, if any, will be separately stated in GPO’s invoice. GPO will obtain and pay for any licenses, permits, or inspections by GPO and will not charge or attempt to charge any increase in the price, whether due to increased material, labor, or transportation costs, or otherwise, without the prior written consent of Yesway. Any attempt by GPO to charge or attempt to charge any amounts other than agreed to, in writing, by GPO will not be effective and Yesway has no obligation, express or implied, to pay any such amounts. The Agreement will be valid and enforceable even if the price or manner in which the price is to be determined is not expressly set forth in the Agreement.

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2.5 Retail Sales. The Purchase Price paid by Yesway to GPO for Products is negotiated between Yesway and GPO and will in no way restrict Yesway’s right to establish the retail price for such Product. Retailer will use commercially reasonable efforts to restrict Location-to-Location transfers (or other non-retail transactions) of Products. Nothing in this Agreement or otherwise will be interpreted or construed as obligating Yesway to sell at retail (or purchase from GPO) a minimum number of Products.

2.6 Systems Requirements. Each party agrees at its own cost and expense to install and maintain the computer systems and communications capabilities necessary to support the processes referenced in this Agreement.

2.7 Notice for Failure to Comply. GPO will promptly notify Yesway, in writing, if circumstances occur or become known to GPO which will result in GPO’s failure to comply with any delivery term, quality requirements, or quantity requirements under the Agreement.

2.8 Force Majeure. Neither party is responsible for any failure to perform its obligations under this Agreement if it is prevented or delayed in performing those obligations in the event that either Party’s business or operations are discontinued or are rendered impossible or commercially impractical in whole or part owing to acts of God, public insurrections, war, riots, terrorism, floods, fires, natural disaster, strikes, lockouts, or other labor disputes, disruptions in supply, shortages or scarcity of materials, changes to applicable laws and regulations and other circumstances of substantially similar character beyond the reasonable control of the affected party(s), including extraordinary costs of goods increases (collectively, “Force Majeure”). Where there is a Force Majeure, the party prevented from or delayed in performing its obligations under this contract must notify the other party of the Force Majeure and the effect of the Force Majeure on such party’s ability to perform its obligations hereunder as soon as commercially practicable. Any party(s) so affected will use all reasonable efforts to minimize the effects thereof. The affected party(s) will promptly resume performance after it is no longer subject to Force Majeure. If the Force Majeure period continues beyond 30 days, the parties agree to discuss in good faith potential modifications to this Agreement and, if an agreement cannot be reached, any party may terminate the Agreement.

2.9 Product Standards. All Products supplied or provided to Yesway by GPO (or its agents, carriers, and/or distributors) under this Agreement will be of such quality and have such other attributes such that they meet the product specifications, requirements of this Agreement. Without limiting the foregoing, GPO will ensure that all Products are free from any defects or other faults in design, workmanship, and materials and that they conform to any samples approved by Yesway.

3. PAYMENT. Yesway will pay GPO for Products sold at retail by Yesway in accordance with this Agreement; Yesway will not be obligated to pay for Products unless and until sold at retail (i.e. Products are scanned at the check-out register or POS of a Location).

3.1 Yesway’s payment to GPO for Products will be due thirty (30) days from the date invoice(s) are received by Yesway. Yesway’s payment obligations to GPO will be subject to any markdown, deduction for Products returned (i.e. negative sales), or other allowance agreed to by Yesway and GPO in writing.

3.2 Yesway reserves the right to withhold any payments (or portions thereof) due to GPO, its subsidiaries, affiliates, or agents, without penalty or forfeiture, that Yesway disputes in good faith, whether under this Agreement or otherwise, until such dispute between Yesway and GPO is settled. Any claims for defective Products, shortages, returns, damages, or any other claim of setoff asserted by Yesway as a result of GPO’s failure to comply with the terms and conditions of this Agreement or arising from any other claims by Yesway against GPO or its affiliates will be charged back to GPO, or the amount thereof deducted from payments to be made to GPO or its affiliates or will be promptly refunded to Yesway by GPO, in Yesway’s sole discretion. GPO will comply with any applicable shipping, trading, and routing manual, guide or policy of Yesway.

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4. TERM & TERMINATION.

4.1 Term. The term of this Agreement will commence on the Effective Date and will continue for one (1) year (the “Term”), unless earlier terminated as provided herein.This Agreement will automatically renew for successive one (1)-year terms unless either Party gives the other notice of its intention not to renew at least sixty (60) days prior to the then current expiration date.

4.2 Termination. Either Party may terminate the Agreement at any time during the Term for any reason (or no reason) by providing not less than 90 days’ prior written notice to the other Party. Following notice of termination, Yesway will continue to carry Products and/or Product programs in its set-up and the Products and/or Product programs will remain active in Yesway’s system. GPO will manage inventory of Products and/or Product programs during the 90-day notice period with the goal of zero inventory at the end of that period; provided, however that at the conclusion of the 90-day notice period, GPO, at its sole cost and expense, will immediately remove all remaining Products on the SBT program from the Location(s). In the event of a breach by GPO, Yesway may terminate this Agreement immediately upon written notice. In the event of a termination for breach, all remaining Product on the SBT program must be removed from the Location(s) as promptly as possible, and in any event no later than thirty (30) days from the date of the termination notice..

4.3 Termination for Insolvency Event. Yesway may terminate the Agreement immediately, upon written notice to GPO, and without liability to Yesway: (a) in the event of the insolvency, bankruptcy, reorganization, receivership or liquidation by or against GPO; (b) in the event GPO makes an assignment for the benefit of its creditors or ceases to carry on business in the ordinary course; or, (c) if a receiver is appointed in respect of GPO or all or part of its property (collectively, an “Insolvency Event”). In the event that Yesway does not terminate the Agreement upon the occurrence of an Insolvency Event, Yesway may make such equitable adjustments in the price and/or delivery requirements under the Agreement, and to the extent permitted by law, as Yesway deems appropriate to address the change in GPO’s circumstances, including adjustments relating to GPO’s ongoing obligations to comply with its representations and warranties, and all other terms and conditions of the Agreement.

4.4 Right to Audit. In the event of termination for any reason, Yesway retains the right to audit outstanding payment claims made by GPO prior to issuing final payment.

4.5 Survival. The obligations of Sections 4, 6, 7, 8 9, and 10 will survive the cancellation, termination, or completion of the Agreement. In the event of breach of any of the provisions of this Agreement by either Party, the non-breaching Party will be entitled to all such rights and remedies as are available at law or in equity.

5. SHIPPING; TITLE & RISK OF LOSS.

5.1 Products will be delivered FOB to Yesway’s Locations (i.e., freight prepaid). Shipments will be routed or shipped as specified by Yesway. In the event GPO does not deliver and stock the Products at the Location(s) but arranges for the Products to be shipped to a Location directly, GPO will provide Yesway 24-48 hours’ notice before a shipment is scheduled for delivery. GPO will prepare and provide a packing list upon delivery to a Location detailing GPO Product style/stock number of each Product shipped, UPC, quantity shipped, and Location’s address. Yesway will have the right and reasonable opportunity to inspect the Products to determine if the Products conform to the requirements set forth in the Agreement. If Yesway determines that all or a portion of the Products are non-conforming, Yesway may reject any non-conforming Products by notifying GPO within 2 business days after the date of delivery, and GPO will arrange, at GPO’s expense, to have the Products returned or shipped back to GPO within 2 business days from the date Yesway notified GPO of non-conforming Products. This right of inspection, whether exercised or not, will not affect Yesway’s right to revoke acceptance or pursue other remedies if defects or nonconformities are discovered at a later date, notwithstanding that any defect or nonconformity could have been discovered upon inspection. Payment by Yesway will not be construed as an acceptance of Products nor as a waiver or limitation of any of Yesway’s rights as set forth herein.

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5.2 Title to each Product will remain with GPO until such time as such Product is scanned at the check-out register or POS at a Location in connection with a retail sale of such Product. Yesway will use commercially reasonable efforts to keep, maintain, service and replace, if necessary, its equipment to house, display, store or secure the Products. Each party will give prompt notice to the other of any complaint, inquiry, suit, claim, or notice of violation which it receives regarding any of the Products delivered to Yesway’s stores pursuant to this Agreement, and the Parties will cooperate with each other in resolving any such issue. Shrink of Products will be addressed in accordance with Exhibit B attached hereto.

5.3 The return of a Product initially sold to a retail customer that is returned to Yesway at a Location’s POS in an arm’s length transaction will be deemed a “negative sale,” and title and risk of loss to such a returned Product will immediately revert to GPO. In the event of excessive Product returns, GPO and Yesway will use their best efforts to jointly determine the cause of the excessive returns and the corrective action required.

6. REPRESENTATIONS & WARRANTIES.

6.1 Authority; No Conflicts. GPO hereby represents and warrants to Yesway that: (i) GPO is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted; (ii) GPO has full power and authority to enter into this Agreement, and when executed and delivered by GPO, will constitute valid and legally binding obligations of GPO, enforceable in accordance with their terms; (iii) there are no actions, suits, disputes, proceedings or governmental investigations pending or threatened against GPO or affecting the transactions contemplated hereby or restricting or limiting the use or sale of the Products; and (iv) this Agreement does not violate any law or regulation, and does not conflict with, or result in any breach or termination of, (a) any agreement, instrument, order, or judgment, or (b) any other restriction to which GPO is a party or by which GPO is bound.

6.2 General Product Warranties. GPO hereby represents and warrants to Yesway, in addition to all warranties implied by any and all applicable legal obligations including, without limitation, local, state, provincial, territorial and federal laws, directives, rules, assessments, regulations, filing requirements, ordinances, statutes, codes, judgments, and civil or common law (collectively “Laws”), that the Products, together with all related packaging, labeling and other printed matter and all related advertisements furnished and/or authorized by GPO will (i) be free from defects in design, workmanship or materials including, without limitation, such defects as could create a hazard to life or property, and be of good and merchantable quality; (ii) be of first quality, free and clear of all liens, encumbrances, security interests, or adverse claims from original manufacturers, inventors, licensing agents, factors or any other entity or third party; (iii) be merchantable, suitable for end use and fit for its intended purpose; (iv) be manufactured, produced, packed for shipment, marked with the country of origin, and where required, registered, all in accordance with any Laws; (v) not infringe, misappropriate, contribute to infringement or encroach upon any third party’s personal, contractual or proprietary rights, including without limitation, patent, trademark, tradename, trade dress, service mark, copyright, right of privacy or trade secret rights; (vi) conform to all specifications and other descriptions set forth on the packaging for such Products; (vii) possess all performance qualities and characteristics advertised and/or authorized by GPO; (viii) not be adulterated, mislabeled or misbranded within the meaning of any Law or otherwise; (ix) be in conformity with all applicable Laws and industry voluntary standards, customs, and requirements regarding, but not limited to, manufacturing, producing, packaging, testing, certifying, importing, shipping, warehousing, storing, marketing and proper informational stamps, tags, labels, brands or marks; (x) comply with all Laws that regulate or control consumer health and safety, product safety, and environmental protection, including the following: Food, Drug and Cosmetic Act; Consumer Product Safety Act; Consumer Product Safety Improvement Act of 2008; Federal Hazardous Substances Act; Flammable Fabrics Act; Poison Prevention Packaging Act; heavy metals in packaging state statutes (CONEG statutes); California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); Tariff Act of 1930 and country of origin Laws; U.S. Environmental Protection Act, U.S. Toxic Substances Control Act, and Fair Packaging and Labeling Act. The foregoing warranties will survive inspection, delivery, and payment for the Products.

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7. PRODUCT SAFETY, QUALITY & RECALLS.

7.1 Product Safety; Quality. GPO, at its sole cost and expense, will perform, or cause to be performed, all tests on the Products required by applicable Laws and applicable industry voluntary standard. GPO will maintain, for a period of not less than three (3) years, certificates and/or other documentation indicating that all applicable tests have been administered and passed. Such tests will be conducted by laboratories acceptable to both Yesway and the agency or authority requiring the same. GPO will promptly make available, and at Yesway’s request will promptly furnish, to Yesway copies of all such certificates and/or other requested documentation and will permit Yesway or any person(s) authorized by Yesway to inspect and make copies of all records maintained by GPO in connection with such tests. If applicable to the Products, GPO will provide to Yesway a Material Safety Data Sheet as required by Law or other required product certification prior to the delivery of Products to Yesway. Upon written notice to GPO, Yesway can perform or have performed any acts necessary to satisfy the requirements of this Section.

7.2 Recalls. In the event (a) Yesway has reasonable cause at any time to believe that any Products contain defects or hazards that could impair the fitness for purpose or durability of the Products or create a substantial risk of injury to any person or property or that the purchase, display or sale of Products by Yesway violates or will violate any Law, including but not limited to any Law relating to the manufacture, sale, labeling, safety or transportation of Products, or (b) GPO or a government entity initiates removal of Products from the stream of commerce (any of the foregoing a “Recall”), without limiting any of Yesway’s other remedies, then: (i) in the case of a GPO or government-initiated Recall, GPO will provide immediate notice of such Recall to Yesway; and (ii) Yesway will have the right to use any reasonable means necessary to remove the applicable Products from sale, to notify its customers of the Recall, and/or to take measures to remove or withdraw the Products from its customers. GPO will provide Yesway with immediate written notice of any Recall, and whenever commercially reasonable, prior to any public announcement of any Recall. Such notification to Yesway will include (without limitation) a description of the Products sold to Yesway affected by the Recall, including lot numbers, date of shipment and receipt, and quantities involved, and expected inventory levels affected, and a detailed description of the details of the Recall and any corresponding public announcement.

In the event of a Product recall or other withdrawal, GPO will be responsible for all costs of removing such Products from the stores and properly storing or otherwise disposing of such Products.

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8. INDEMNIFICATION.

8.1 Indemnification of Yesway by GPO. GPO agrees to defend, indemnify, and hold harmless Yesway, its affiliates and customers, and their respective officers, directors, members, shareholders, employees, agents, representatives, customers, assigns and successors (collectively, the “Yesway Indemnified Parties”) from any and all damages, fees, losses and/or expenses (including reasonable attorneys’ fees and other costs of defense) incurred in connection with any and all suits, claims, demands, fees, government-imposed fines or penalties, judgments, settlements or other liabilities (collectively, “Claims”) whatsoever: (a) arising out of any actual or alleged breach of any of the representations, warranties, or obligations of GPO under this Agreement or related order (including any related act or omission by GPO); (b) for death, illness, personal injury, or property damage, both in law and equity, arising out of or resulting in any way from any actual or alleged defect in any Products; (c) for any act or omission, negligence or willful misconduct of GPO, its agents, employees, or subcontractors relating to GPO’s performance of its obligations under this Agreement or in connection with Yesway’s purchase or sale of any of the Products; (d) for any actual or alleged breach of GPO’s written warranty for the Products; (e) for any actual or alleged infringement of any patent, trademark, copyright, trade secret, trade dress or other intellectual property right of a third party in connection with the Products; (f) for any Products actually or allegedly violating any Laws; or (g) pertaining to or in connection with the content of GPO’s packaging, labeling, or advertising of the Products. In the event of Claims covered by this Agreement, Yesway will notify GPO in writing and provide GPO the opportunity to assume full responsibility for the defense and resolution of such Claims; provided however, that (i) GPO, its agents, representatives, attorneys or insurers will not bind, without prior written consent, the Yesway Indemnified Parties in settlement, and (ii) the Yesway Indemnified Parties will be permitted to participate in their own defense at their own expense. If GPO fails to take timely action to defend any such suit, Yesway or the Yesway Indemnified Parties may defend such suit at GPO’s expense. This Section will survive the expiration or earlier termination of this Agreement.

8.2 Yesway agrees to indemnify, defend, and hold harmless GPO and its respective principals, directors, officers, employees, agents, successors, and assigns, from and against any and all claims, demands, actions, causes of actions, judgments, losses and liabilities in law or equity, past or present, damages or expenses, whether actual or alleged, including but not limited to attorney’s fees, court fees, interest or penalties, asserted against or incurred by GPO relating to or arising from the gross negligence or willful misconduct of Yesway or Yesway’s violation of applicable laws or regulations including, but not limited to, sales of regulated Products to minors.

8.3 Selection of Counsel. Yesway reserves the right to approve or select counsel for defending Yesway, or any Yesway Indemnified Parties, against any and all claims, liability, and damages covered by this indemnity provision. In the event of a dispute regarding selection of counsel, the Parties will attempt to reach a mutually agreeable solution.

9. INSURANCE.

9.1 Without limiting GPO’s indemnification obligations set forth in Section 8, during the term of this Agreement, and for a period of two (2) years thereafter, GPO will, at its own expense, purchase and keep in force, insurance coverage covering claims arising out of GPO’s obligation under the Agreement in the amounts and with the conditions set forth below:

a) Commercial General Liability Insurance: Insurance required including Personal and Advertising Injury, Products/Completed Operations, Medical Payments, Bodily Injury, and Property Damage, with minimum limits of $2 Million Per Occurrence/$4 Million Aggregate. Supplier may use primary plus umbrella coverage to satisfy the required limits. Such insurance will: (i) contain coverage for Contractual Liability; (ii) provide that defense costs will be in addition to the coverage limits; (iii) contain a waiver of any right of subrogation the insurer may have against Yesway, its affiliates, its insurers and their respective employees, officers, directors and agents; (iv) provide that such insurance is primary, non-contributory, and not excess coverage; and (v) name Yesway, its affiliates and their respective employees, officers, directors and agents, as additional named insured parties. Any insurance Yesway carries will be for Yesway’s sole benefit and will not contribute to any insurance that Supplier is required to carry.

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b) Workers Compensation/Employer’s Liability insurance: Insurance required for any of Supplier’s employees who will be entering Yesway’s Locations or other Yesway premises, with statutory limits, or $1,000,000 if no statutory requirement, and $1,000,000 in employer’s liability coverage. Such insurance will contain a waiver of any right of subrogation the Supplier or its insurer may have against Yesway, its affiliates, its insurers and their respective employees, officers, directors and agents.

c) Automobile Liability insurance: Insurance required for any Supplier employees or agents who will be driving on or making deliveries to Yesway’s Locations or other Yesway premises, with minimum limits of $1,000,000 per occurrence. Such insurance will: (i) provide that defense costs will be in addition to the coverage limits; and (ii) contain a waiver of any right of subrogation the Supplier or its insurer may have against Yesway, its affiliates, its insurers and their respective employees, officers, directors and agents.

d) Umbrella/Excess Liability: This insurance is acceptable to meet the above defined requirements. Supplier will cause each insurance company to provide the insurance on an umbrella basis in the amount of $5 Million excess over, and no less broad than, the liability coverages required herein (including as to Yesway’s additional named insured status), with the same inception and expiration dates as Commercial General Liability insurance, and with coverage that “drops down” for exhausted underlying aggregate limits of liability coverage.

e) Property Insurance: Insurance to cover Supplier’s property at full replacement cost, including business interruption and extra expense while in the care, custody and control of Yesway. Such insurance will contain a waiver of any right of subrogation the Supplier or its insurer may have against Yesway, its affiliates, its insurers and their respective employees, officers, directors and agents.

9.2 Each insurance policy will be issued by a company with an AM Best Financial Strength Rating of A- or better and an AM Best Financial Size Category Rating of VII or better, and a complete copy must be provided to Yesway upon request. If at any time during the term of coverage, an insurer’s AM Best Financial Strength Rating is downgraded to below B, GPO will, at its sole cost and expense, procure new coverage meeting the above criteria with an insurer meeting the preceding minimum requirements for Financial Strength and Financial Size Category Ratings.

9.3 Supplier must provide current Certificates of Insurance and copies of pertinent policy endorsements verifying Supplier’s compliance with the insurance requirements above: (a) upon Supplier’s execution and submission to Yesway of a fully-executed copy of this Agreement; (b) at any time upon request of Yesway, and (c) not less than thirty (30) days prior to expiration of any policy required above. Each Certificate of Insurance should be sent to: BW Gas & Convenience Holdings, LLC, 2301 Eagle Parkway, Fort Worth, Texas 76177, Attn: Risk Management.

9.4 The certificates of insurance must provide that the policies in force listed therein cannot be canceled or materially changed for any reason or expire unless Yesway is given at least thirty (30) days advance written notice. GPO hereby agrees that if it fails to furnish the policy endorsements or the Certificates of Insurance required hereunder, or if Yesway receives notice that any policy of insurance issued to GPO has been canceled or no longer meets the requirements of this Section 9, then Yesway may (a) suspend this Agreement until insurance is obtained; (b) terminate this Agreement immediately for cause; or (c) obtain forced placement insurance that meets the requirements of this Section 9 at GPO’s sole expense.

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9.5 GPO’s insurance requirements provided herein will not be construed as limiting in any way: (a) the extent to which GPO may be liable or held responsible for the payment of damages to any person, including Yesway, resulting from its operations, the Products, or activities; or (b) any duties or obligations GPO may have to indemnify and hold Yesway harmless pursuant to this Agreement.

10. CONFIDENTIALITY. For purposes of this Agreement, “Confidential Information” means any technical or business information disclosed by Yesway to GPO, directly or indirectly, in written, oral, graphic, or electronic form, identified at the time of such disclosure as “confidential” or “proprietary”, or, under the circumstances, a person exercising reasonable business judgment would understand to be confidential or proprietary. Without limiting the foregoing, and for the avoidance of doubt, Confidential Information may include, without limitation, the following types of information: any proprietary, technical or other business information of Yesway; the fact that Yesway has ordered the Products; any designs, specifications, trademarks, intellectual property tools provided by or on behalf of Yesway to GPO; any of the terms associated with this Agreement; pricing information; any financial data; instruction manuals; training materials; business plans and proposals; sales plans, financial information, marketing and merchandising plans and studies; pricing information; strategic partners, including but not limited to investors and business and/or contractual relationships; intellectual property rights (whether issued or pending); marketing, targeting, advertising and/or branding information; ideas, methods and/or techniques; and any information developed by GPO (singly or in concert with the disclosing party or any other person) in furtherance of the purposes of this Agreement based upon the foregoing Confidential Information. During the Term hereof and for five (5) years hereafter, GPO will: (a) maintain the Confidential Information in strict confidence; (b) not disclose such Confidential Information to any third parties; (c) not use any such Confidential Information for any purpose except in the performance of the transactions contemplated by this Agreement; and (d) protect all Confidential Information, whether in storage or in use, with the same degree of care as GPO uses to protect its own proprietary information against public disclosure, but in no case with less than a reasonable standard of care. Notwithstanding the foregoing, GPO’s obligations with respect to Confidential Information will survive termination of this Agreement and the five (5) year period set forth above so long as Yesway is entitled to claim a proprietary interest and/or trade secret in the Confidential Information. GPO will not use such Confidential Information other than as expressly permitted herein or with Yesway’s prior written approval. GPO agrees to return to Yesway, in no event later than ten (10) days after termination of this Agreement, any written,, printed, or other materials embodying such Confidential Information, including all copies or excerpts thereof, given to or acquired by GPO in connection with this Agreement. GPO will not directly or indirectly disclose to any third party any of the terms of this Agreement without Yesway’s prior approval, unless otherwise required to do so by any Law; provided, however, that GPO will provide Yesway with prompt notice of any such requirement so that Yesway may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. It is understood that the following will not constitute Confidential Information and will not be subject to the provisions of this Agreement: (a) any information which is or becomes generally available to the public through no fault of GPO; (b) any information which is or becomes lawfully available to GPO on a non-confidential basis from a source other than Yesway or its representatives, provided that such source is not known to GPO to be bound by a confidentiality agreement with Yesway; or (c) any information that is independently developed by GPO without reliance on the Confidential Information. GPO acknowledges and agrees that damages at law will be an insufficient remedy to Yesway in the event that any of the covenants contained in this Section are violated. Accordingly, in addition to any other remedies or rights that may be available to Yesway, Yesway will also be entitled, upon application to a court of competent jurisdiction, to seek injunctive relief to enforce the provisions of this Section. This Section will survive the expiration or earlier termination of this Agreement.

9

11. PROPRIETARY RIGHTS. GPO hereby grants Yesway a non-exclusive license to use any trademark, trade name, service mark, or copyright (“Proprietary Mark”) that appears on the Products or any related packaging, images of any Product, labeling, and other printed matter supplied by GPO on its website(s), in its app(s), or to advertise, or to promote the Products. GPO will have no license or rights to use Yesway’s Proprietary Marks, except as explicitly provided to GPO by Yesway in writing. Any such mutually agreed upon rights of GPO to use Yesway’s intellectual property will terminate immediately without any notice to GPO upon the cancellation of an Order by Yesway or termination of this Agreement. GPO will not challenge Yesway’s rights, title, interest, and ownership in or to any of Yesway’s Proprietary Marks.

12. RECORDS & AUDIT. GPO agrees to keep and maintain books and records in accordance with generally accepted accounting principles that include, without limitation, all documentation necessary or desirable to verify the accuracy of any invoice, report or statement provided hereunder. GPO agrees to keep and maintain records relating to Products, including (without limitation) certificates evidencing Product safety testing required by any Law or applicable voluntary industry standard. GPO will maintain such books and records for such period of time as required by Law, but in no event less than a period of three (3) years following the issuance of the applicable invoice, report, certificate or statement. During the Term of this Agreement and for a period of two (2) years thereafter, Yesway or its designee will have the right to inspect and audit such records at any reasonable business time during business hours.

13. GOVERNING LAW; VENUE. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflict of laws rules. Yesway and GPO hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the state or federal courts located in Tarrant County, Texas, and not in any other state or federal court in the United States of America or any court in any other country, and (b) consent to submit to the exclusive jurisdiction of the Texas court for purposes of any action or proceeding arising out of or in connection with this Agreement.

14. MISCELLANEOUS.

14.1 Independent Contractors. GPO and Yesway are independent contractors, and under no circumstances, will the contractual relationship between the parties be deemed or construed as one of agency, partnership, joint venture, employment or other than the relationship of independent contractors, nor does either party have any authority to act on behalf of or bind or commit the other in any manner. Each party will be solely responsible for the conduct and any omissions of its employees or other representatives.

14.2 Waiver; Modification and Amendment. No modification, amendment, or waiver of any of the provisions contained in this Agreement will be binding unless made in writing and signed by both parties. A party’s failure to insist on strict performance of any term or terms hereunder will not constitute a waiver of any term or default by the other party. Any waiver of any breach or default hereof will not constitute a waiver by one party of any other or subsequent breach or default of the other party.

14.3 Notices. Any notice required or which may be given hereunder will be in writing and sent by either overnight mail or certified mail, postage prepaid, to the other party at the address for Yesway or Supplier, as applicable, set forth below or as otherwise specified by a party in writing to the other party. Any such notice will be effective when received.

To Yesway:	BW Gas & Convenience Retail, LLC 2301 Eagle Parkway, Suite 100 Fort Worth, TX 76177 Attn: Alan Adato	To Supplier:	GPO Plus, Inc. 3571 E. Sunset Road, #300 Las Vegas, NV 89120 Attn: Brett H. Pojunis
With a		With a copy to:

copy to:	BW Gas & Convenience Retail, LLC 138 Conant Street Beverly, MA 01915 Attn: General Counsel

10

14.3 Assignment. Neither this Agreement nor any of the rights hereunder may be transferred or assigned by either party hereto without the prior written consent of the other party; provided, however, that Yesway may assign this Agreement to any of its affiliates or in connection with a sale of its business or any Location(s) without requiring the consent of GPO.

14.4 Interpretation. The parties agree that each party has reviewed this Agreement and has had an opportunity to seek the advice of counsel and that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

14.5 Severability. In the event that any court or other authority finds any provision hereof to be unenforceable for any reason, the parties agree that all provisions and concepts expressed herein will be severable and the court should enforce all other provisions to the greatest degree possible.

14.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto. In addition to this Agreement, the parties may enter into Orders pursuant to this Agreement, but no terms contained in any invoices, order confirmations, or other documents provided by GPO that are different from the terms set forth herein will be binding on Yesway and Yesway hereby objects to and rejects any such different terms unless expressly stated in writing by Yesway.

14.7 No Third Party Beneficiaries. Yesway and GPO intends the terms and provisions of this Agreement and any Order to solely benefit Yesway and GPO. Yesway and GPO do not otherwise intend to, and do not, confer third-party beneficiary rights on any other person or entity and no third party will be entitled to enforce this Agreement.

14.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Follow]

11

IN WITNESS WHEREOF, this Agreement is made by and between Yesway and GPO effective as of the date first written above.

BW GAS & CONVENIENCE RETAIL, LLC

By:	/s/ Derek Gaskins
Name (print):	Derek Gaskins
Title:	Chief Marketing Officer

[GPO]

Name (print):	Brett H. Pojunis
Title:	C.E.O.

Address:	3571 E. Sunset Road, #300 Las Vegas, NV 89120

12

Exhibit A

Yesway/Allsup’s Store List (as of February 17, 2023)

Site Number	Brand	Physical Address	City	State	ZIP Code
001001	Yesway	2101 Antique City Dr	Walnut	IA	51577
001003	Yesway	4133 Main St	Elk Horn	IA	51531
001006	Yesway	305 Cora St	Irwin	IA	51446
001007	Yesway	121 W 7th St	Logan	IA	51546
001008	Yesway	347 Main St	Manilla	IA	51454
001009	Yesway	618 Durant St	Harlan	IA	51537
001018	Yesway	1803 Superior St	Webster City	IA	50595
001021	Yesway	1102 2nd St	Webster City	IA	50595
001169	Yesway	1101 Lake Ave	Storm Lake	IA	50588
001011	Yesway	1920 S Federal Ave	Mason City	IA	50401
001019	Yesway	1224 N Federal Ave	Mason City	IA	50401
001026	Yesway	1303 4th St SW	Mason City	IA	50401
001028	Yesway	418 S Federal Ave	Mason City	IA	50401
001029	Yesway	300 Central Ave W	Clarion	IA	50525
001032	Yesway	637 12th St NE	Mason City	IA	50401
001033	Yesway	1465 4th St SE	Mason City	IA	50401
001034	Yesway	112 River Ave S	Belmond	IA	50421
001036	Yesway	102 N Main St	Kanawha	IA	50447
001103	Yesway	814 E Main Ave	Rockford	IA	50468
001198	Yesway	101 4th Ave W	Swea City	IA	50590
001012	Yesway	2508 N Court St	Ottumwa	IA	52501
001013	Yesway	534 Church St	Ottumwa	IA	52501
001014	Yesway	502 W 2nd St	Ottumwa	IA	52501
001020	Yesway	527 Park Ave	Story City	IA	50248
001022	Yesway	1976 Franklin St	Waterloo	IA	50703
001023	Yesway	117 E San Marnan Dr	Waterloo	IA	50702
001030	Yesway	1317 E Mary St	Ottumwa	IA	52501
001031	Yesway	830 N 18th St	Centerville	IA	52544
001037	Yesway	1905 SE 37th St	Grimes	IA	50111
001135	Yesway	3179 US-54	Kingdom City	MO	65262
001148	Yesway	1701 Iowa Ave E	Marshalltown	IA	50158
001038	Yesway	18078 State Hwy 86	Neosho	MO	64850
001039	Yesway	738 E McKinney St	Neosho	MO	64850
001040	Yesway	1905 E 4th Ave	Hutchinson	KS	67501
001041	Yesway	1630 E 30th Ave	Hutchinson	KS	67502
001042	Yesway	428 E 4th Ave	Hutchinson	KS	67501
001044	Yesway	901 E 11th Ave	Hutchinson	KS	67501
001115	Yesway	100 S Grand Ave	Lyons	KS	67554

13

001116	Yesway	1035 W Kansas Ave	McPherson	KS	67460
001118	Yesway	102 S Cole St	Lindsborg	KS	67456
001147	Yesway	1117 S State Line Ave	Joplin	MO	64804
001172	Yesway	640 Box Elder Rd W	Box Elder	SD	57719
001174	Yesway	149 6th Ave	Edgemont	SD	57735
001175	Yesway	100 N 6th Ave	Edgemont	SD	57735
001179	Yesway	301 S Main St	Lusk	WY	82225
001186	Yesway	3343 Haines Ave	Rapid City	SD	57701
001187	Yesway	4030 Cheyenne Blvd	Rapid City	SD	57703
001188	Yesway	2215 Haines Ave	Rapid City	SD	57701
001189	Yesway	3275 Cambell St	Rapid City	SD	57701
001190	Yesway	3887 State Hwy 44 E	Rapid City	SD	57703
001170	Yesway	610 E 3rd St	Alliance	NE	69301
001176	Yesway	501 N Deadwood St	Fort Pierre	SD	57532
001178	Yesway	24475 S Creek Rd	Kadoka	SD	57543
001180	Yesway	102 E Bennett Ave	Martin	SD	57551
001181	Yesway	202 E Bennett Ave	Martin	SD	57551
001183	Yesway	1515 E Wells Ave	Pierre	SD	57501
001185	Yesway	819 E Wells Ave	Pierre	SD	57501
001171	Yesway	1861 5th Ave	Belle Fourche	SD	57717
001173	Yesway	49 N 5th St	Custer	SD	57730
001177	Yesway	239 S Chicago St	Hot Springs	SD	57747
001182	Yesway	6 W Main St	Newcastle	WY	82701
001191	Yesway	2728 1st Ave	Spearfish	SD	57783
001192	Yesway	396 Evans Lane	Spearfish	SD	57783
001193	Yesway	2350 Lazelle St	Sturgis	SD	57785
001195	Yesway	522 E Cleveland St	Sundance	WY	82729
102089	Allsup’s	103 W Santa Fe Ave	Grants	NM	87020
102090	Allsup’s	1014 Roosevelt Ave	Grants	NM	87020
102161	Allsup’s	507 W Hwy 66	Milan	NM	87021
102199	Allsup’s	342 Nimitz Dr	Grants	NM	87020
102200	Allsup’s	616 1st St	Grants	NM	87020
102222	Allsup’s	112 Arnold St	Gallup	NM	87301
102234	Allsup’s	2701 E Aztec Ave	Gallup	NM	87301
102250	Allsup’s	1801 S 2nd St	Gallup	NM	87301
102263	Allsup’s	2857 W Hwy 66	Gallup	NM	87301
102137	Allsup’s	4603 Hwy 314 SW	Los Chavez	NM	87002
102152	Allsup’s	2801 Coors Blvd SW	Albuquerque	NM	87110
102165	Allsup’s	2348 Hwy 47	Rio Communities	NM	87002
102197	Allsup’s	1525 Isleta Blvd SW	Albuquerque	NM	87105
102198	Allsup’s	1605 Indian School Rd NW	Albuquerque	NM	87104

14

102216	Allsup’s	712 Camino Del Pueblo	Bernalillo	NM	87004
102218	Allsup’s	6900 Zuni St SE	Albuquerque	NM	87108
102245	Allsup’s	5601 Paradise Blvd NW	Albuquerque	NM	87114
102257	Allsup’s	351 Hwy 314 SW	Los Lunas	NM	87031
102342	Allsup’s	4400 Ridgecrest Dr SE	Rio Rancho	NM	87124
102252	Allsup’s	2007 Calle Lorca	Santa Fe	NM	87505
102254	Allsup’s	4200 Airport Rd	Santa Fe	NM	87507
102296	Allsup’s	2640 Agua Fria St	Santa Fe	NM	87505
102307	Allsup’s	5166 Agua Fria St	Santa Fe	NM	87507
102330	Allsup’s	4680 Airport Rd	Santa Fe	NM	87507
102334	Allsup’s	3000 Cerrillos Rd	Santa Fe	NM	87507
102336	Allsup’s	650 Cerrillos Rd	Santa Fe	NM	87501
102344	Allsup’s	1899 St Michaels Dr	Santa Fe	NM	87505
102345	Allsup’s	305 N Guadalupe	Santa Fe	NM	87501
102346	Allsup’s	#2 Vista Del Monte	Santa Fe	NM	87508
102021	Allsup’s	423 Grand Ave	Las Vegas	NM	87701
102080	Allsup’s	1032 Grand Ave	Las Vegas	NM	87701
102255	Allsup’s	2195 7th St	Las Vegas	NM	87701
102259	Allsup’s	2603 Hot Springs Blvd	Las Vegas	NM	87701
102270	Allsup’s	421 Main St	Mora	NM	87732
102271	Allsup’s	113 Grand Ave	Las Vegas	NM	87701
102314	Allsup’s	444 Riverside Dr	Espanola	NM	87532
102317	Allsup’s	507 Paseo Del Pueblo Norte	Taos	NM	87571
102319	Allsup’s	1050 Paseo Del Pueblo Sur	Taos	NM	87571
102008	Allsup’s	1032 W 2nd St	Portales	NM	88130
102015	Allsup’s	120 N Chicago Ave	Portales	NM	88130
102030	Allsup’s	1801 S Avenue I	Portales	NM	88130
102045	Allsup’s	1018 State Rd 311	Clovis	NM	88101
102046	Allsup’s	403 N Main St	Portales	NM	88130
102127	Allsup’s	1325 S Ave D	Portales	NM	88130
102246	Allsup’s	200 E Denby Ave	Melrose	NM	88124
102258	Allsup’s	327 E Sumner Ave	Fort Sumner	NM	88119
102287	Allsup’s	301 Clark St	Elida	NM	88116
102291	Allsup’s	2252 US Rte 66	Santa Rosa	NM	88435
102376	Allsup’s	160 E 8th St	Vaughn	NM	88353
102025	Allsup’s	1500 N Garden Ave	Roswell	NM	88201
102121	Allsup’s	1618 SE Main St	Roswell	NM	88203
102136	Allsup’s	2200 S Sunset Ave	Roswell	NM	88203
102160	Allsup’s	2515 W 2nd St	Roswell	NM	88201
102202	Allsup’s	800 S 1st St	Artesia	NM	88210
102203	Allsup’s	1910 W Main St	Artesia	NM	88210

15

102211	Allsup’s	1303 Hermosa Dr	Artesia	NM	88210
102223	Allsup’s	1600 N 1st St	Artesia	NM	88210
102233	Allsup’s	6000 S Main St	Roswell	NM	88203
102251	Allsup’s	7670 Wichita Rd	Hagerman	NM	88232
102261	Allsup’s	201 E 1st St	Dexter	NM	88230
102268	Allsup’s	520 E 2nd St	Roswell	NM	88201
102286	Allsup’s	501 W McGaffey St	Roswell	NM	88203
102289	Allsup’s	411 W 2nd St	Roswell	NM	88201
102335	Allsup’s	2501 N Main St	Roswell	NM	88201
102392	Allsup’s	5500 N Main St	Roswell	NM	88201
102009	Allsup’s	1300 E Indian Wells Rd	Alamogordo	NM	88310
102095	Allsup’s	822 N Scenic Dr	Alamogordo	NM	88310
102132	Allsup’s	12361 Hwy 54	Carrizozo	NM	88301
102143	Allsup’s	10 Curlew Pl	Cloudcroft	NM	88317
102177	Allsup’s	2201 N White Sands Blvd	Alamogordo	NM	88310
102338	Allsup’s	100 N White Sands Blvd	Alamogordo	NM	88310
102339	Allsup’s	2820 Sudderth Dr	Ruidoso	NM	88345
102340	Allsup’s	723 Mecham Dr	Ruidoso	NM	88345
102341	Allsup’s	311 Sudderth Dr	Ruidoso	NM	88345
102343	Allsup’s	26124 US-70 STE #1	Ruidoso	NM	88345
102373	Allsup’s	1201 Mechum	Ruidoso	NM	88345
102377	Allsup’s	820 US Hwy 70	Alamogordo	NM	88310
102379	Allsup’s	28691 US Highway 70	Tinnie	NM	88336
102190	Allsup’s	1010 S Canal St	Carlsbad	NM	88220
102195	Allsup’s	2417 W Pierce St (Lite)	Carlsbad	NM	88220
102201	Allsup’s	2302 W Texas St	Carlsbad	NM	88220
102219	Allsup’s	920 W Mermod St	Carlsbad	NM	88220
102220	Allsup’s	105 N 8th St	Loving	NM	88256
102243	Allsup’s	102 E Church St	Carlsbad	NM	88220
102269	Allsup’s	2301 W Lea St	Carlsbad	NM	88220
102285	Allsup’s	3220 National Parks Highway	Carlsbad	NM	88220
102404	Allsup’s	4412 National Parks Highway	Carlsbad	NM	88220
102253	Allsup’s	120 E 6th St	Iraan	TX	79744
102266	Allsup’s	708 S Cedar St	Pecos	TX	79772
102267	Allsup’s	2323 S Eddy St	Pecos	TX	79772
102275	Allsup’s	216 D Ave	Grandfalls	TX	79742
102282	Allsup’s	901 Andrews Hwy	Crane	TX	79731
102288	Allsup’s	1000 S Burleson Ave	McCamey	TX	79752
102406	Allsup’s	163 North Hwy 329	Rankin	TX	79778
102407	Allsup’s	2576 North Front Street	Ft. Stockton	TX	79735
102001	Allsup’s	929 Main St	Eunice	NM	88231

16

102032	Allsup’s	501 S 3rd St	Jal	NM	88252
102106	Allsup’s	704 S Main St	Seminole	TX	79360
102204	Allsup’s	701 E Hendricks Blvd	Wink	TX	79789
102206	Allsup’s	800 N Main St	Andrews	TX	79714
102264	Allsup’s	1101 Hobbs Hwy	Seminole	TX	79360
102278	Allsup’s	101 E Jim Sharp Blvd	Kermit	TX	79745
102279	Allsup’s	100 S East Ave	Kermit	TX	79745
102280	Allsup’s	200 W Sealy Ave	Monahans	TX	79756
102283	Allsup’s	402 S O’Brien St	Wickett	TX	79788
102308	Allsup’s	110 Kansas Ave	Jal	NM	88252
102003	Allsup’s	105 E Main St	Hobbs	NM	88240
102006	Allsup’s	1100 E Sanger St	Hobbs	NM	88240
102035	Allsup’s	916 W Sanger St	Hobbs	NM	88240
102036	Allsup’s	2810 N Lovington Hwy	Hobbs	NM	88240
102037	Allsup’s	321 N Dal Paso St	Hobbs	NM	88240
102138	Allsup’s	4308 N Grimes St	Hobbs	NM	88240
102142	Allsup’s	316 N Marland Blvd	Hobbs	NM	88240
102144	Allsup’s	100 E Marland St	Hobbs	NM	88240
102145	Allsup’s	3709 N Dal Paso St	Hobbs	NM	88240
102146	Allsup’s	5312 Lovington Hwy	Hobbs	NM	88240
102063	Allsup’s	101 W Broadway St	Tatum	NM	88267
102109	Allsup’s	503 S Main St	Lovington	NM	88260
102117	Allsup’s	1608 S Main St	Lovington	NM	88260
102118	Allsup’s	810 W Ave D	Lovington	NM	88260
102178	Allsup’s	1107 Railroad Ave	Seagraves	TX	79359
102194	Allsup’s	214 N Hwy 214	Denver City	TX	79323
102205	Allsup’s	516 W Broadway St	Denver City	TX	79323
102365	Allsup’s	1489 US-82	Plains	TX	79355
102002	Allsup’s	2600 W 7th St	Clovis	NM	88101
102004	Allsup’s	728 W 21st St	Clovis	NM	88101
102005	Allsup’s	301 N Prince St	Clovis	NM	88101
102044	Allsup’s	700 S Prince St	Clovis	NM	88101
102053	Allsup’s	1320 N Prince St	Clovis	NM	88101
102064	Allsup’s	1020 Mitchell St	Clovis	NM	88101
102123	Allsup’s	1401 Norris St	Clovis	NM	88101
102170	Allsup’s	3500 N Prince St	Clovis	NM	88101
102171	Allsup’s	1500 Mabry Dr	Clovis	NM	88101
102248	Allsup’s	2121 W 21st St	Clovis	NM	88101
102320	Allsup’s	2021 N Prince St	Clovis	NM	88101
102324	Allsup’s	1220 W 7th St	Clovis	NM	88101
001160	Yesway	2305 SW 3rd Ave	Amarillo	TX	79106

17

102038	Allsup’s	203 US-54 S	Logan	NM	88426
102058	Allsup’s	2300 S 1st St	Tucumcari	NM	88401
102092	Allsup’s	906 8th St	Canyon	TX	79015
102166	Allsup’s	302 N 15th St	Canyon	TX	79015
102304	Allsup’s	1000 S Main St	Vega	TX	79092
102363	Allsup’s	800 23rd St	Canyon	TX	79015
102388	Allsup’s	5420 4th Street	Canyon	TX	79015
102400	Allsup’s	2369 State Hwy 469	San Jon	NM	88434
102011	Allsup’s	301 Ave A	Farwell	TX	79325
102018	Allsup’s	100 3rd St	Bovina	TX	79009
102024	Allsup’s	501 Bedford St	Dimmitt	TX	79027
102112	Allsup’s	316 N 25 Mile Ave	Hereford	TX	79045
102113	Allsup’s	529 Ave H	Hereford	TX	79045
102114	Allsup’s	1125 W American Blvd	Muleshoe	TX	79347
102167	Allsup’s	515 S 25 Mile Ave	Hereford	TX	79045
102225	Allsup’s	1411 W Hwy 60	Friona	TX	79035
102305	Allsup’s	1303 E 1st St	Hereford	TX	79045
102384	Allsup’s	410 E 11th St	Friona	TX	79035
102031	Allsup’s	321 Main St	Clayton	NM	88415
102047	Allsup’s	313 Peach Ave	Dalhart	TX	79022
102088	Allsup’s	700 Main St	Sunray	TX	79086
102099	Allsup’s	1024 Dumas Ave	Dumas	TX	79029
102111	Allsup’s	425 Hwy 87 S	Texline	TX	79087
102163	Allsup’s	208 N Dumas Ave	Dumas	TX	79029
102164	Allsup’s	305 W 1st St	Dumas	TX	79029
102361	Allsup’s	10 S Maple St	Stratford	TX	79084
001080	Yesway	1201 NE 12th St	Guymon	OK	73942
102019	Allsup’s	305 W Kenneth Ave	Spearman	TX	79081
102027	Allsup’s	525 S Main St	Stinnett	TX	79083
102041	Allsup’s	416 W Wilson St	Borger	TX	79007
102065	Allsup’s	201 W 10th St	Borger	TX	79007
102070	Allsup’s	18 E Industrial Ave	Booker	TX	79005
102101	Allsup’s	206 E Broadway St	Fritch	TX	79036
102107	Allsup’s	601 S Jefferson St	Perryton	TX	79070
102172	Allsup’s	101 N Main St	Gruver	TX	79040
102210	Allsup’s	511 Florida St	Borger	TX	79007
102244	Allsup’s	3309 Fairlanes Blvd	Borger	TX	79007
102387	Allsup’s	1107 NE Hwy 54	Guymon	OK	73942
102026	Allsup’s	610 Elsie St	Panhandle	TX	79068
102077	Allsup’s	140 S Starkweather St	Pampa	TX	79065
102078	Allsup’s	503 W 2nd St	White Deer	TX	79097

18

102079	Allsup’s	406 W Front St	Groom	TX	79039
102081	Allsup’s	1025 W Wilks St	Pampa	TX	79065
102096	Allsup’s	309 Hobart St	Pampa	TX	79065
102184	Allsup’s	11798 Hwy 152	Pampa	TX	79065
102240	Allsup’s	219 N 2nd St	Canadian	TX	79014
102398	Allsup’s	2300 Perryton Highway	Pampa	TX	79065
102399	Allsup’s	225 W. 1st Street	Claude	TX	79019
102049	Allsup’s	1410 W Ave	Wellington	TX	79095
102056	Allsup’s	1014 N Boykin Dr	Memphis	TX	79245
102062	Allsup’s	601 Ave F NW	Childress	TX	79201
102076	Allsup’s	811 N Main St	Shamrock	TX	79079
102083	Allsup’s	1510 Ave F NW	Childress	TX	79201
102093	Allsup’s	115 W Main St	Quitaque	TX	79255
102168	Allsup’s	710 Houston St	Wellington	TX	79095
102192	Allsup’s	600 W Lone Star	Silverton	TX	79257
102237	Allsup’s	100 N 9th	Turkey	TX	79261
102370	Allsup’s	805 W 2nd St	Clarendon	TX	79226
001155	Yesway	2200 Hwy 194	Hart	TX	79043
102017	Allsup’s	608 S Broadway	Plainview	TX	79072
102022	Allsup’s	2620 Olton Rd	Plainview	TX	79072
102023	Allsup’s	1307 W 24th St	Plainview	TX	79072
102028	Allsup’s	517 SW 2nd St	Tulia	TX	79088
102029	Allsup’s	806 NW 6th St	Tulia	TX	79088
102074	Allsup’s	315 Main St	Hale Center	TX	79041
102115	Allsup’s	712 1st St	Olton	TX	79064
102214	Allsup’s	4001 Olton Rd	Plainview	TX	79072
102231	Allsup’s	501 N Date St	Plainview	TX	79072
102367	Allsup’s	404 W 5th St	Plainview	TX	79072
001124	Yesway	4704 4th St	Lubbock	TX	79416
001125	Yesway	4609 Ave A	Lubbock	TX	79404
001152	Yesway	2310 Hall Ave	Littlefield	TX	79339
001153	Yesway	1105 12th St	Shallowater	TX	79363
001156	Yesway	2611 E Slaton Rd	Lubbock	TX	79404
102016	Allsup’s	602 S Main St	Morton	TX	79346
102110	Allsup’s	101 W Hwy 70	Earth	TX	79031
102151	Allsup’s	212 S College Ave	Levelland	TX	79336
102227	Allsup’s	803 E Fillmore Ave	Morton	TX	79346
103001	Allsup’s	1113 University Ave	Lubbock	TX	79401
102380	Allsup’s	304 E US Hwy 84	Sudan	TX	79371
001054	Yesway	1800 S Gregg St	Big Spring	TX	79720
001061	Yesway	1111 Seminole Rd	Lamesa	TX	79331

19

001157	Yesway	1106 Lubbock Rd	Brownfield	TX	79316
001158	Yesway	7822 82nd St	Lubbock	TX	79424
001167	Yesway	110 Arnett St	Ropesville	TX	79358
102061	Allsup’s	409 N Broadway St	Post	TX	79356
102100	Allsup’s	3037 US Hwy 87	O’Donnell	TX	79351
102182	Allsup’s	1800 Lockwood St	Tahoka	TX	79373
102366	Allsup’s	1402 N Hwy 84	Slaton	TX	79364
102396	Allsup’s	701 Dowden Rd	Wolfforth	TX	79382
102012	Allsup’s	502 W Main St	Crosbyton	TX	79322
102043	Allsup’s	202 W 1st St	Idalou	TX	79329
102050	Allsup’s	102 E Houston St	Floydada	TX	79235
102057	Allsup’s	1001 Main St	Ralls	TX	79357
102059	Allsup’s	209 S Main St	Lockney	TX	79241
102072	Allsup’s	1110 Main St	Petersburg	TX	79250
102073	Allsup’s	512 Ave D	Abernathy	TX	79311
102082	Allsup’s	322 W Hill St	Spur	TX	79370
102085	Allsup’s	402 Harrison Ave	Lorenzo	TX	79343
102242	Allsup’s	1220 Bailey Ave	Matador	TX	79244
102007	Allsup’s	201 N Cates St	Decatur	TX	76234
102040	Allsup’s	102 Main St	Lake Dallas	TX	75065
102103	Allsup’s	1305 US-81 S	Decatur	TX	76234
102148	Allsup’s	901 Hwy 377 N	Whitesboro	TX	76273
102238	Allsup’s	952 S FM 156	Justin	TX	76247
102292	Allsup’s	490 W Rock Island Ave	Boyd	TX	76023
102313	Allsup’s	1153 N Hwy 377	Pilot Point	TX	76258
102316	Allsup’s	5920 Hwy 78	Sachse	TX	75048
102318	Allsup’s	105 Princeton Dr	Princeton	TX	75407
102381	Allsup’s	1590 NW Pkwy St	Azle	TX	76020
102412	Allsup’s	705 West Highway 199	Springtown	TX	76082
102134	Allsup’s	500 E Wise St	Bowie	TX	76230
102140	Allsup’s	1603 Chico Hwy	Bridgeport	TX	76426
102174	Allsup’s	301 E Omega St	Henrietta	TX	76365
102208	Allsup’s	204 Elm St	Graham	TX	76450
102273	Allsup’s	300 W Olive St	Holliday	TX	76366
102274	Allsup’s	401 W Main St	Olney	TX	76374
102298	Allsup’s	314 S Center St	Archer City	TX	76351
102310	Allsup’s	106 S Hwy 101	Chico	TX	76431
102315	Allsup’s	605 N Mason St	Bowie	TX	76230
102323	Allsup’s	2819 State Hwy 16 S	Graham	TX	76450
102327	Allsup’s	311 N Main St	Jacksboro	TX	76458
001168	Yesway	1501 N Pacific Ave	Iowa Park	TX	76367

20

001197	Yesway	4016 Wilbarger St	Vernon	TX	76384
102054	Allsup’s	500 W 11th St	Quanah	TX	79252
102060	Allsup’s	1602 Easly St	Paducah	TX	79248
102066	Allsup’s	2730 Main St	Vernon	TX	76384
102075	Allsup’s	500 E Commerce St	Crowell	TX	79227
102169	Allsup’s	14753 US Hwy 287	Chillicothe	TX	79225
102281	Allsup’s	301 N Main St	Frederick	OK	73542
102378	Allsup’s	601 W Front Ave	Electra	TX	76360
102408	Allsup’s	1711 North Main Street	Altus	OK	73521
102420	Allsup’s	1419 South Main Street	Altus	OK	73521
102091	Allsup’s	508 Union Ave	Rule	TX	79547
102102	Allsup’s	105 S Central Ave	Knox City	TX	79529
102104	Allsup’s	120 S Birch Ave	Munday	TX	76371
102122	Allsup’s	444 W Lake Dr	Hamlin	TX	79520
102153	Allsup’s	1000 N Ave E	Haskell	TX	79521
102159	Allsup’s	700 N Main St	Seymour	TX	76380
102185	Allsup’s	829 S Broadway St	Aspermont	TX	79502
102212	Allsup’s	913 E Hamilton St	Stamford	TX	79553
102221	Allsup’s	102 S Minter Ave	Throckmorton	TX	76483
102309	Allsup’s	310 S Main St	Seymour	TX	76380
001068	Yesway	203 S 1st St	Roby	TX	79543
001071	Yesway	4201 College Ave	Snyder	TX	79549
001075	Yesway	600 S Access Rd	Tye	TX	79563
001077	Yesway	101 Spinks Rd	Tye	TX	79563
102173	Allsup’s	300 E Broadway Ave	Sweetwater	TX	79556
102180	Allsup’s	3200 Lamesa Hwy, Lot 1	Snyder	TX	79549
102276	Allsup’s	7452 S Hwy 84	Hermleigh	TX	79526
102390	Allsup’s	9232 I-20	Merkel	TX	79536
102391	Allsup’s	1101 N 7th St	Merkel	TX	79536
102416	Allsup’s	2001 Lamar St	Sweetwater	TX	79556
102418	Allsup’s	102 North College Avenue	Snyder	TX	79549
001070	Yesway	712 N Chadbourne St	San Angelo	TX	76903
001078	Yesway	400 S Main St	Winters	TX	79567
102353	Allsup’s	514 N Main St	San Angelo	TX	76905
102354	Allsup’s	3808 Arden Rd	San Angelo	TX	76901
102357	Allsup’s	4301 College Hills Blvd	San Angelo	TX	76904
102358	Allsup’s	9533 Hwy 87 S	Wall	TX	76957
102401	Allsup’s	4028 South Bryant	San Angelo	TX	76903
102405	Allsup’s	820 Commerce St	Robert Lee	TX	76945
001055	Yesway	801 S Bridge St	Brady	TX	76825
102084	Allsup’s	3480 Hwy 377 S	Brownwood	TX	76801

21

102108	Allsup’s	910 Early Blvd	Early	TX	76802
102126	Allsup’s	1000 Wallis Ave	Santa Anna	TX	76878
102154	Allsup’s	1501 N Neches St	Coleman	TX	76834
102158	Allsup’s	1019 Coggins Ave	Brownwood	TX	76801
102272	Allsup’s	506 E Hall St	Bangs	TX	76823
102232	Allsup’s	1001 N Broadway St	Ballinger	TX	76821
102235	Allsup’s	1207 Hutchins Ave	Ballinger	TX	76821
102290	Allsup’s	102 Santa Anna Ave	Coleman	TX	76834
102452	Allsup’s	417 Hutchins Ave	Ballinger	TX	76821
102457	Allsup’s	516 S. Commercial Ave	Coleman	TX	76834
102014	Allsup’s	16767 County Rd 351	Dublin	TX	76446
102147	Allsup’s	900 E Navarro Ave	DeLeon	TX	76444
102229	Allsup’s	150 E S Loop	Stephenville	TX	76401
102249	Allsup’s	1201 E Washington St	Stephenville	TX	76401
102359	Allsup’s	2725 W Washington St	Stephenville	TX	76401
102360	Allsup’s	2025 NW Loop	Stephenville	TX	76401
102382	Allsup’s	2601 South Oak Ave	Mineral Wells	TX	76067
102403	Allsup’s	1900 Hwy 180 West	Mineral Wells	TX	76067
102424	Allsup’s	112 FM 113	Millsap	TX	76066
001067	Yesway	7201 Interstate 20	Ranger	TX	76470
102098	Allsup’s	1001 W Main St	Eastland	TX	76448
102105	Allsup’s	2205 Conrad Hilton Blvd	Cisco	TX	76437
102175	Allsup’s	449 US-180 E	Albany	TX	76430
102191	Allsup’s	913 W 8th St	Cisco	TX	76437
102383	Allsup’s	810 East Walker	Breckenridge	TX	76424
102385	Allsup’s	2817 W. Walker	Breckenridge	TX	76424
102094	Allsup’s	4526 Pine St	Abilene	TX	79601
102176	Allsup’s	1002 N Mockingbird Ln	Abilene	TX	79603
102187	Allsup’s	802 Grape St	Abilene	TX	79601
102215	Allsup’s	2334 S 14th St	Abilene	TX	79601
102241	Allsup’s	1633 S Commercial Ave	Anson	TX	79501
102301	Allsup’s	2702 Ambler Ave	Abilene	TX	79603
102321	Allsup’s	2310 Barrow St	Abilene	TX	79605
102329	Allsup’s	2401 S 1st St	Abilene	TX	79605
102331	Allsup’s	202 W Overland Trl	Abilene	TX	79601
102332	Allsup’s	4002 Ridgemont Dr	Abilene	TX	79606
102347	Allsup’s	3401 N 10th St	Abilene	TX	79603
102350	Allsup’s	2101 Stamford St	Abilene	TX	79603
102411	Allsup’s	510 E Access Rd	Hawley	TX	79525
001047	Yesway	5194 Buffalo Gap Rd	Abilene	TX	79606
102128	Allsup’s	705 S Access Rd	Clyde	TX	79510

22

102129	Allsup’s	301 N Judge Ely Blvd	Abilene	TX	79601
102186	Allsup’s	1025 Cherry St	Baird	TX	79504
102228	Allsup’s	601 Graham St	Tuscola	TX	79562
102230	Allsup’s	4409 N 10th St	Abilene	TX	79603
102325	Allsup’s	765 Veterans Dr	Abilene	TX	79605
102326	Allsup’s	2550 S Clack St	Abilene	TX	79606
102328	Allsup’s	1741 State Hwy 351	Abilene	TX	79601
102428	Allsup’s	965 Highway 83-84	Abilene	TX	79602
102371	Allsup’s	8222 Hwy 87 N	San Angelo	TX	76901
102386	Allsup’s	947 E. Interstate Road	Colorado City	TX	79512
102414	Allsup’s	800 12th St	Roscoe	TX	79545
102449	Allsup’s	811 Ellis Street	Menard	TX	76859
102450	Allsup’s	502 West Broadway	Eden	TX	76837
102451	Allsup’s	20793 US Hwy 277	Christoval	TX	76935
102453	Allsup’s	16277 US Hwy 87 N	Water Valley	TX	76958
102454	Allsup’s	920 4th Street	Sterling City	TX	76951
102455	Allsup’s	1801 College Hills Blvd	San Angelo	TX	76904
102456	Allsup’s	909 Waters Ave	Sonora	TX	76950
102207	Allsup’s	501 E Central Ave	Comanche	TX	76442
102226	Allsup’s	218 S Rice St	Hamilton	TX	76531
102247	Allsup’s	907 N Austin St	Comanche	TX	76442
102410	Allsup’s	900 S. Bosque	Whitney	TX	76692

23

EXHIBIT B

Product and Pricing, Inventory and Shrink of Products

[This portion of Exhibit B consists of a table which has been omitted.]

24

EXHIBIT B CONTINUED

Inventory and Shrink of Products

Shrink” is the difference between GPO’s ending perpetual calculated inventory at the end of a period and the physical inventory. Shrink will be determined using the following method:

                 Beginning Physical Inventory Units

 +Net Units Shipped (for the period)

-Reported Sales Units (‘852’ scan data)

=Ending Perpetual Inventory Units

-Ending Physical Inventory Units

=Shrink Units (unaccounted inventory)

Shrink % =          Shrink Units / Net Units Shipped for the period

GPO will make the Shrink calculation for Products on a per-Store basis.

Store shrink will be tracked by GPO on a regular basis.

GPO will be responsible for 10% of Shrink at each Store.

If Shrink at a particular store rises above 5%, BW Retail and GPO will perform a joint analysis to diagnose the cause of the Shrink. Both GPO and BW Retail will use their best efforts to jointly determine the cause(s) of the Shrink and to take corrective actions.

GPO will have 4 weeks (28 days) from the register scan date to communicate to BW Retail missing or incomplete item scan data. After such time, BW Retail will not research missing or incomplete scan data and GPO will be fully responsible for Shrink for that period.

25